Robinhood Reports Second Quarter 2025 Results

Revenues up 45% year-over-year to $989 million
Net Deposits were $13.8 billion, and Robinhood Gold Subscribers reached a record 3.5 million
Diluted EPS up 100% year-over-year to $0.42

MENLO PARK, Calif. – July 30, 2025 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the second quarter of 2025, which ended June 30, 2025.

“We delivered strong business results in Q2 driven by relentless product velocity, and we launched tokenization—which I believe is the biggest innovation our industry has seen in the past decade,” said Vlad Tenev, Chairman and CEO of Robinhood.

“Q2 was another great quarter as we drove market share gains, closed the acquisition of Bitstamp and remained disciplined on expenses,” said Jason Warnick, Chief Financial Officer of Robinhood. “And Q3 is off to a great start in July, as customers accelerated their net deposits to around $6 billion and leaned in with strong trading across categories.”

Second Quarter Results
•Total net revenues increased 45% year-over-year to $989 million.
◦Transaction-based revenues increased 65% year-over-year to $539 million, primarily driven by options revenue of $265 million, up 46%, cryptocurrencies revenue of $160 million, up 98%, and equities revenue of $66 million, up 65%.
◦Net interest revenues increased 25% year-over-year to $357 million, primarily driven by growth in interest-earning assets and securities lending activity, partially offset by lower short-term interest rates.
◦Other revenues increased 33% year-over-year to $93 million, primarily due to increased Robinhood Gold subscribers.
•Net income increased 105% year-over-year to $386 million.
•Diluted earnings per share (EPS) increased 100% year-over-year to $0.42.
•Total operating expenses increased 12% year-over-year to $550 million.
◦Adjusted Operating Expenses and Share-Based Compensation (SBC) (non-GAAP) increased 6% year-over-year to $522 million, which includes costs related to Bitstamp.
•Adjusted EBITDA (non-GAAP) increased 82% year-over-year to $549 million.
•Funded Customers increased by 2.3 million, or 10%, year-over-year to 26.5 million.
◦Investment Accounts increased by 2.6 million, or 10%, year-over-year to 27.4 million.
•Total Platform Assets increased 99% year-over-year to $279 billion, driven by continued Net Deposits, acquired assets, and higher equity and cryptocurrency valuations.
•Net Deposits were $13.8 billion, an annualized growth rate of 25% relative to Total Platform Assets at the end of Q1 2025. Over the past twelve months, Net Deposits were $57.9 billion, a growth rate of 41% relative to Total Platform Assets at the end of Q2 2024.
•Average Revenue Per User (ARPU) increased 34% year-over-year to $151.
•Robinhood Gold Subscribers increased by 1.5 million, or 76%, year-over-year to 3.5 million.
•Cash and cash equivalents totaled $4.2 billion compared with $4.5 billion at the end of Q2 2024.
•Share repurchases were $124 million, representing 3 million shares of our Class A common stock at an average price per share of $41.52. Over the past twelve months, share repurchases were $703 million, representing 21 million shares of our Class A common stock at an average price per share of $34.24.

Highlights

Industry-leading product velocity and global expansion drive strong business results as Robinhood delivers on core focus areas

•A Powerful Platform For Active Traders – Robinhood continues to deliver cutting-edge trading tools, including expanding Robinhood Legend availability to all customers in the UK, and capabilities with strong adoption among active traders. In June 2025, the company hosted its first ever product spotlight livestream, announcing Robinhood Legend charts on mobile and options simulated returns pre-trade. Looking ahead, we will host active traders at HOOD Summit 2025 this September—Robinhood’s second annual active trader event—to explore the latest in trading technology.

•Serving a New Generation of Investors’ Financial Needs – Robinhood continues to grow its share of wallet as it extends into new categories. Since rolling out in March 2025, Robinhood Strategies, our digital advisory offering, is now managing over $0.5 billion in assets and serving over 100 thousand customers; Robinhood Retirement AUC is now over $20 billion, up 50 percent year-to-date; Robinhood Gold has continued to grow after reaching a record 3.5 million subscribers in Q2, an adoption rate of over 13 percent; and the Gold Card, Robinhood’s credit card, is now in the hands of more than 300,000 customers. Together Robinhood is demonstrating continued momentum in serving far more customer assets and needs.

•Robinhood Accelerates Global Crypto Expansion – At our recent event Robinhood Presents: To Catch a Token in June 2025, the company unveiled a suite of new crypto products, expanded into 30 European countries, launched Stock Tokens in Europe on over 200 US stocks and ETFs, and offered Crypto staking to eligible US customers. Also in June 2025, Robinhood closed its acquisition of Bitstamp Ltd., a cryptocurrency exchange with over 50 active licenses and registrations globally, and significantly expanded Robinhood’s institutional business. Robinhood has also entered into an agreement to acquire WonderFi, a Canadian leader in digital asset products and services. The transaction is expected to close in the second half of 2025, subject to customary closing conditions, including regulatory approvals.

Additional Q2 2025 Operating Data

•Robinhood Retirement AUC increased 118% year-over-year to a record $19.0 billion.
•Cash Sweep increased 56% year-over-year to a record $32.7 billion.
•Margin Book increased 90% year-over-year to a record $9.5 billion.
•Equity Notional Trading Volumes increased 112% year-over-year to a record $517 billion.
•Options Contracts Traded increased 32% year-over-year to a record 515 million.
•Robinhood App Crypto Notional Trading Volumes increased 32% year-over-year to $28 billion.
•Bitstamp Exchange Crypto Notional Trading Volumes were $7 billion following the closing of the acquisition of Bitstamp in June 2025.

Conference Call and Livestream Information

Robinhood will host a video call to discuss its results at 2 p.m. PT / 5 p.m. ET today, July 30, 2025. The video call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation. The event will also be live streamed to YouTube and X.com via Robinhood’s official channels, @RobinhoodApp, on Vlad Tenev’s X.com account, @vladtenev, as well as in the Robinhood App.

Following the call, a replay and transcript will also be available at investors.robinhood.com.

Financial Outlook

The paragraph below provides information on our 2025 expense plan and outlook. We are not providing a 2025 outlook for total operating expenses and have not reconciled our 2025 outlook for Adjusted Operating Expenses and SBC to the most directly comparable GAAP financial measure, total operating expenses, because we are unable to predict with reasonable certainty the impact of certain items without unreasonable effort. These items include, but are not limited to, provision for credit losses and significant regulatory expenses which may be material and could have a significant impact on total operating expenses for 2025.

Our 2025 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses. Our prior outlook for combined Adjusted Operating Expenses and SBC for full-year 2025 provided at Q1 2025 Earnings (April 30, 2025) was $2.085 billion to $2.185 billion, which did not include expenses related to our acquisition of Bitstamp. As a result of the acquisition closing in the second quarter, we are updating our outlook to $2.15 billion to $2.25 billion to include $65 million of anticipated costs related to Bitstamp as previously announced. This expense outlook does not include provision for credit losses, costs related to our pending acquisition of WonderFi, potential significant regulatory matters, or other significant expenses (such as impairments, restructuring charges, and other business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in Funded Customers and our effectiveness to cross-sell products which affects variable marketing costs, the degree to which we are successful in managing credit losses and preventing fraud, and our ability to manage web-hosting expenses efficiently, among other factors. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

About Robinhood

Robinhood Markets, Inc. (NASDAQ: HOOD) transformed financial services by introducing commission-free stock trading and democratizing access to the markets for millions of investors. Today, Robinhood, through its subsidiaries, lets you trade stocks, options, futures (which includes event contracts), and crypto, invest for retirement, earn with Robinhood Gold, and access an expert-managed portfolio with Robinhood Strategies. Headquartered in Menlo Park, California, Robinhood puts customers in the driver’s seat, delivering unprecedented value and products intentionally designed for a new generation of investors. Additional information about Robinhood can be found at www.robinhood.com.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the U.S. Securities and Exchange Commission’s (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors: ir@robinhood.com	Press: press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	June 30,
(in millions, except share and per share data)	2024	2025
Assets
Current assets:
Cash and cash equivalents	$4,332	$4,162
Cash, cash equivalents, and securities segregated under federal and other regulations	4,724	8,939
Receivables from brokers, dealers, and clearing organizations	471	374
Receivables from users, net	8,239	9,685
Securities borrowed	3,236	6,159
Deposits with clearing organizations	489	720
User-held fractional shares	2,530	3,083
Held-to-maturity investments	398	134
Prepaid expenses	75	108
Deferred customer match incentives	100	124
Other current assets	509	345
Total current assets	25,103	33,833
Property, software, and equipment, net	139	149
Goodwill	179	383
Intangible assets, net	38	191
Non-current deferred customer match incentives	195	267
Other non-current assets, including non-current prepaid expenses of $17 as of December 31, 2024 and $15 as of June 30, 2025	533	501
Total assets	$26,187	$35,324
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$397	$369
Payables to users	7,448	10,511
Securities loaned	7,463	12,640
Fractional shares repurchase obligation	2,530	3,083
Other current liabilities	266	519
Total current liabilities	18,104	27,122
Other non-current liabilities	111	130
Total liabilities	18,215	27,252
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and June 30, 2025.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 764,903,997 shares issued and outstanding as of December 31, 2024; 21,000,000,000 shares authorized, 771,931,128 shares issued and outstanding as of June 30, 2025.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 119,588,986 shares issued and outstanding as of December 31, 2024; 700,000,000 shares authorized, 116,286,427 shares issued and outstanding as of June 30, 2025.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and June 30, 2025.	—	—
Additional paid-in capital	12,008	11,378
Accumulated other comprehensive income (loss)	(1)	7
Accumulated deficit	(4,035)	(3,313)
Total stockholders’ equity	7,972	8,072
Total liabilities and stockholders’ equity	$26,187	$35,324

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		YOY% Change	Three Months Ended March 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2024	2025		2025
Revenues:
Transaction-based revenues	$327	$539	65%	$583	(8)%
Net interest revenues	285	357	25%	290	23%
Other revenues	70	93	33%	54	72%
Total net revenues	682	989	45%	927	7%

Operating expenses(1)(2):
Brokerage and transaction	40	48	20%	50	(4)%
Technology and development	209	214	2%	214	—%
Operations	28	29	4%	31	(6)%
Provision for credit losses	18	28	56%	24	17%
Marketing	64	99	55%	105	(6)%
General and administrative	134	132	(1)%	133	(1)%
Total operating expenses	493	550	12%	557	(1)%

Other income, net	2	3	50%	1	200%
Income before income taxes	191	442	131%	371	19%
Provision for income taxes	3	56	NM	35	60%
Net income	$188	$386	105%	$336	15%
Net income attributable to common stockholders:
Basic	$188	$386		$336
Diluted	$188	$386		$336
Net income per share attributable to common stockholders:
Basic	$0.21	$0.44		$0.38
Diluted	$0.21	$0.42		$0.37
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	881,076,624	882,149,402		884,577,603
Diluted	904,490,572	909,127,658		909,241,619

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		YOY% Change
(in millions, except share, per share, and percentage data)	2024	2025
Revenues:
Transaction-based revenues	$656	$1,122	71%
Net interest revenues	539	647	20%
Other revenues	105	147	40%
Total net revenues	1,300	1,916	47%

Operating expenses(1)(2):
Brokerage and transaction	75	98	31%
Technology and development	405	428	6%
Operations	56	60	7%
Provision for credit losses	34	52	53%
Marketing	131	204	56%
General and administrative	252	265	5%
Total operating expenses	953	1,107	16%

Other income, net	6	4	(33)%
Income before income taxes	353	813	130%
Provision for income taxes	8	91	NM
Net income	$345	$722	109%
Net income attributable to common stockholders:
Basic	$345	$722
Diluted	$345	$722
Net income per share attributable to common stockholders:
Basic	$0.39	$0.82
Diluted	$0.38	$0.79
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	878,198,015	883,356,794
Diluted	900,026,613	911,013,005

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
____________
(1)    The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2024	2025	2025	2024	2025
Brokerage and transaction	5%	5%	6%	6%	5%
Technology and development	31%	22%	23%	31%	22%
Operations	4%	3%	3%	4%	3%
Provision for credit losses	3%	3%	3%	3%	3%
Marketing	9%	10%	11%	10%	11%
General and administrative	20%	13%	14%	19%	14%
Total operating expenses	72%	56%	60%	73%	58%

(2)    The following table presents the SBC on our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2024	2025	2025	2024	2025
Brokerage and transaction	$3	$3	$2	$5	5
Technology and development	52	39	44	96	83
Operations	2	2	1	4	3
Marketing	1	2	2	3	4
General and administrative	28	32	24	40	56
Total SBC	$86	$78	$73	$148	$151

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2025	2024	2025
Operating activities:
Net income	$188	$386	$345	$722
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	18	21	35	41
Provision for credit losses	18	28	34	52
Share-based compensation	86	78	148	151
Other	(1)	4	(1)	8
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	145	(198)	(547)	199
Receivables from brokers, dealers, and clearing organizations	58	(94)	(60)	112
Receivables from users, net	(742)	(389)	(1,538)	(1,300)
Securities borrowed	(110)	(2,045)	(615)	(2,923)
Deposits with clearing organizations	34	(79)	(213)	(231)
Current and non-current prepaid expenses	(20)	(11)	(20)	(24)
Current and non-current deferred customer match incentives	(122)	(40)	(196)	(96)
Other current and non-current assets	(45)	—	(128)	351
Accounts payable and accrued expenses	20	12	(26)	(112)
Payables to users	(285)	2,280	692	1,948
Securities loaned	876	3,542	1,544	5,177
Other current and non-current liabilities	(64)	14	(23)	76
Net cash provided by (used in) operating activities	54	3,509	(569)	4,151
Investing activities:
Purchases of property, software, and equipment	—	(8)	(2)	(10)
Capitalization of internally developed software	(7)	(10)	(14)	(19)
Consideration transferred for business acquisitions	(6)	(224)	(6)	(399)
Cash, cash equivalents, and segregated cash acquired in business acquisitions	—	1,168	—	1,193
Purchases of held-to-maturity investments	(131)	—	(302)	—
Proceeds from maturities of held-to-maturity investments	135	58	289	266
Purchases of credit card receivables by Credit Card Funding Trust	(41)	(979)	(70)	(1,528)
Collections of purchased credit card receivables	37	835	48	1,346
Asset acquisition, net of cash acquired	—	—	(3)	—
Other	1	(8)	1	(8)
Net cash provided by (used in) investing activities	(12)	832	(59)	841
Financing activities:
Proceeds from exercise of stock options	4	4	8	11
Proceeds from issuance of common stock under the Employee Share Purchase Plan	10	15	10	15
Taxes paid related to net share settlement of equity awards	(59)	(252)	(99)	(372)
Repurchase of Class A common stock	—	(124)	—	(446)
Draws on credit facilities	11	1	11	1
Repayments on credit facilities	(11)	(1)	(11)	(1)
Borrowings by the Credit Card Funding Trust	—	80	17	104
Change in principal collected from customers due to Coastal Bank	4	(9)	7	1
Repayments on borrowings by the Credit Card Funding Trust	(1)	—	(1)	—
Payments of debt issuance costs	—	—	(14)	(16)
Net cash used in financing activities	(42)	(286)	(72)	(703)
Effect of foreign exchange rate changes on cash and cash equivalents	—	7	—	8
Net increase (decrease) in cash, cash equivalents, segregated cash, and restricted cash	—	4,062	(700)	4,297
Cash, cash equivalents, segregated cash, and restricted cash, beginning of the period	8,646	8,930	9,346	8,695
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	$8,646	$12,992	$8,646	$12,992

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Reconciliation of cash, cash equivalents, segregated cash and restricted cash, end of the period:
Cash and cash equivalents, end of the period	$4,524	$4,162	$4,524	$4,162
Segregated cash and cash equivalents, end of the period	4,037	8,740	4,037	8,740
Restricted cash in other current assets, end of the period	69	72	69	72
Restricted cash in other non-current assets, end of the period	16	18	16	18
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$8,646	$12,992	$8,646	$12,992
Supplemental disclosures:
Cash paid for interest	$1	$3	$8	$12
Cash paid for income taxes, net of refund received	$4	$53	$6	$82

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions, except for percentage data)	2024	2025	2025	2024	2025
Net income	$188	$386	$336	$345	$722
Net margin	28%	39%	36%	27%	38%
Add:
Interest expenses related to credit facilities	6	8	6	12	14
Provision for income taxes	3	56	35	8	91
Depreciation and amortization	18	21	20	35	41
EBITDA (non-GAAP)	215	471	397	400	868
Add:
SBC	86	78	73	148	151
Adjusted EBITDA (non-GAAP)	$301	$549	$470	$548	$1,019
Adjusted EBITDA Margin (non-GAAP)	44%	56%	51%	42%	53%

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2024	2025	2025	2024	2025
Total operating expenses (GAAP)	$493	$550	$557	$953	$1,107
Less:
SBC	86	78	73	148	151
Provision for credit losses(1)	—	28	24	—	52
Adjusted Operating Expenses (non-GAAP)	$407	$444	$460	$805	$904

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2024	2025	2025	2024	2025
Total operating expenses (GAAP)	$493	$550	$557	$953	$1,107
Less:
SBC	86	78	73	148	151
Provision for credit losses(1)	—	28	24	—	52
Adjusted Operating Expenses (non-GAAP)	407	444	460	805	904
Add:
SBC	86	78	73	148	151
Adjusted Operating Expenses and SBC (non-GAAP)	$493	$522	$533	$953	$1,055
____________
(1) Starting in Q1 2025, Adjusted Operating Expenses and Adjusted Operating Expenses and SBC no longer include provision for credit losses.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that we believe tokenization is the biggest innovation our industry has seen in the past decade; that Robinhood continues to deliver cutting-edge trading tools and capabilities with strong adoption among active traders; that looking ahead, traders will convene at HOOD Summit 2025 this September to explore the latest in trading technology; that Robinhood continues to grow its share of wallet as it extends into new categories; that Robinhood is demonstrating continued momentum in serving far more customer assets and needs; that the acquisition of WonderFi is expected to close in the second half of 2025, subject to customary closing conditions, including regulatory approvals; and all statements and information under the heading “Financial Outlook”. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our rapid and continuing expansion, including continuing to introduce new products and services on our platforms as well as geographic expansion; the difficulty of managing our business effectively, including the size of our workforce, and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), the risk of new regulation or bans on PFOF and similar practices, and the addition of our new fee-based model for cryptocurrency; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; operational and regulatory risks and expenditures prior to and following closing of our acquisitions and investments; the difficulty of complying with an extensive, complex, and changing regulatory environment, the risk of monetary and other penalties for noncompliance, and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and acquire or invest in new products, services, technologies and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platforms; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the risks associated with incorporating artificial intelligence technologies into some of our products and processes; the regulatory, litigation, contractual, operational, and reputational risks associated with our introduction of new products such as Robinhood Stock Tokens in the European Economic Area and our staking services offered in the U.S.; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which we expect to be available on July 31, 2025, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements in this press release are made as of the date of this press release, July 30, 2025, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income, and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), Adjusted EBITDA Margin, Adjusted Operating Expenses, and Adjusted Operating Expenses and SBC. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this press release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income, excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) SBC, (ii) provision for credit losses, (iii) significant legal and tax settlements and reserves, and (iv) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Starting in Q1 2025, Adjusted Operating Expenses no longer includes provision for credit losses.

Adjusted Operating Expenses and SBC

Adjusted Operating Expenses and SBC is defined as GAAP total operating expenses minus (i) provision for credit losses, (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful. Unlike Adjusted Operating Expenses, Adjusted Operating Expenses and SBC does not adjust for SBC. We believe Adjusted Operating Expense and SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Starting in Q1 2025, Adjusted Operating Expenses and SBC no longer includes provision for credit losses.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the following key performance metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Assets Under Custody

We define Assets Under Custody as the fair value of all equities, options, cryptocurrency, futures (including options on futures, swaps, and event contracts), and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. As previously disclosed in Q1 2025, we introduced a new Key Performance Metric called Total Platform Assets, which includes Assets Under Custody and is defined below. Starting in June 2025, the fair value of all cryptocurrency includes cryptocurrency on Bitstamp.

Funded Customers

We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account. Individuals who share a funded joint investing account (which launched in July 2024) are each considered to be a Funded Customer. Starting in Q1 2025, individuals who are customers of Registered Investment Advisors (“RIAs”) that use the TradePMR platform, and, starting in June 2025, customers of Bitstamp, are also considered Funded Customers.

Total Platform Assets

We define Total Platform Assets as the sum of the fair value of all equities, options, cryptocurrency, futures (including options on futures, swaps, and event contracts), cash held by users in their accounts, net of receivables from users (previously reported as Assets Under Custody), and any such assets managed by RIAs using TradePMR’s platform that are not custodied by Robinhood, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in Total Platform Assets in any given period. Starting in June 2025, the fair value of all cryptocurrency includes cryptocurrency on Bitstamp.

Net Deposits

We define Net Deposits as all cash deposits and asset transfers from customers, as well as dividends, interest, and cash or assets earned in connection with Company promotions (such as account transfer and retirement match incentives, free stock bonuses, and lending and staking rewards by Bitstamp) received by customers, net of reversals, customer cash withdrawals, margin interest, Robinhood Gold subscription fees, and assets transferred off of our platforms for a stated period. Starting in June 2025, Net Deposits include results from Bitstamp. Due to data limitations, we have not included TradePMR client figures in our Net Deposits key performance metric.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average number of Funded Customers on the last day of that period and the last day of the immediately preceding period. Figures in this press release represent ARPU annualized for each three-month period presented.

Robinhood Gold Subscribers

We define a Robinhood Gold Subscriber as a unique person who has at least one account with a Robinhood entity and who, as of the end of the relevant period (a) is subscribed to Robinhood Gold and (b) has made at least one Robinhood Gold subscription fee payment.

Additional Operating Metrics

Robinhood Retirement AUC

We define Robinhood Retirement AUC as the total Assets Under Custody in traditional individual retirement accounts (“IRAs”) and Roth IRAs. This does not include accounts with an RIA using TradePMR’s platform.

Cash Sweep

We define Cash Sweep as the period-end total amount of participating users’ uninvested brokerage cash that has been automatically “swept” or moved from their brokerage accounts into deposits for their benefit at a network of program banks. This is an off-balance-sheet amount. Robinhood earns a net interest spread on Cash Sweep balances based on the interest rate offered by the banks less the interest rate given to users as stated in our program terms. This includes balances from customers of RIAs using TradePMR’s platform.

Margin Book

We define Margin Book as our period-end aggregate outstanding margin loan balances receivable (i.e., the period-end total amount we are owed by customers on loans made for the purchase of securities, supported by a pledge of assets in their margin-enabled brokerage accounts). This includes margin loan balances from customers of RIAs using TradePMR’s platform.

Notional Trading Volume

We define Notional Trading Volume for any specified asset class as the aggregate dollar value (purchase price or sale price as applicable) of trades executed in that asset class on our platforms over a specified period of time. Robinhood App Crypto Notional Trading Volume represents the dollar value of executed trades on the Robinhood platform over a specified period of time. Starting in June 2025, Bitstamp Exchange Crypto Notional Trading Volume represents the dollar value of executed trades on the Bitstamp platform over a specified period of time. For example, each $1 of transaction value executed between a buyer and seller is counted as $1 of transaction value in the relevant period, rather than $2 if counted for each of the buyer and seller.

Options Contracts Traded

We define Options Contracts Traded as the total number of options contracts bought or sold over a specified period of time. Each contract generally entitles the holder to trade 100 shares of the underlying stock.

Glossary Terms

Investment Accounts

We define an Investment Account as a funded individual brokerage account, a funded joint investing account, a funded IRA, or an account with an RIA using TradePMR’s platform. As of June 30, 2025, a Funded Customer can have up to five Investment Accounts - individual brokerage account, joint investing account (which launched in July 2024), traditional IRA, Roth IRA, and RIA custody account using TradePMR’s platform. Does not include Bitstamp as such accounts are not brokerage or other Investment Accounts.

Robinhood Gold Adoption Rate

We define the Robinhood Gold adoption rate as end of period Robinhood Gold Subscribers divided by end of period Funded Customers.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

Growth rate is calculated as aggregate Net Deposits over a specified 12-month period, divided by Total Platform Assets for the fiscal quarter that immediately precedes such 12-month period. Annualized growth rate is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by Total Platform Assets for the immediately preceding quarter.